UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2011, AVI BioPharma, Inc. (the “Company”) and the U.S. Defense Threat Reduction Agency (“DTRA”) entered into a modification (the “Modification”) of Contract Number HDTRA1-10-C-0079 by and between the Company and DTRA, dated June 4, 2010, which contract had been previously definitized in March 2011 (the “DTRA Contract”). The DTRA Contract relates to the development of AVI-7100, the Company’s lead product candidate for the treatment of influenza. The Modification amends the scope of work to be completed by the DTRA Contract’s completion date of June 3, 2011. The Modification removes clinical studies of AVI-7100 from the scope of the contract but provides that the Company shall be reimbursed for expenses already incurred with respect to such studies. The Modification also adds in vitro broad spectrum strain investigation, additional formulation work related to intranasal delivery and an intravenous compatibility study to the scope of the contract. As a result of the Modification, the aggregate amount of funding under the DTRA Contract was reduced to approximately $13.1 million. Assuming the U.S. Food and Drug Administration’s (“FDA”) clinical hold on AVI-7100 is lifted, the Company does not believe that the Modification will impact its plans to initiate a Phase I clinical trial on AVI-7100 in the first half of 2011

Item 2.02 Results of Operations and Financial Condition.

Management does not believe the impact of the Modification is material to previously provided financial guidance for 2011 and will update such guidance in connection with the Company’s first quarter earnings call. Pursuant to the rules and regulations of the Securities and Exchange Commission, the foregoing disclosure under Item 2.02 is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the lifting of the clinical hold on AVI-7100, the timing of clinical trials and the impact of the Modification on the Company’s financial results and condition. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: April 20, 2011